Exhibit 99.1

LRR Energy, L.P. Announces First Quarter 2014 Results

Houston, Texas (May 1, 2014) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three months ended March 31, 2014.

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “We are very pleased with our strong first quarter of 2014, including our improved Adjusted EBITDA and distribution coverage ratio as compared to the fourth quarter of 2013.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “During the quarter, we continued our active drilling program at our Red Lake field, and we are currently seeing improvement in our production rate in the second quarter as evidenced by our current production rate of 6,700 Boe/d.”

Selected Financial and Operating Information

A summary of selected financial and operating information follows.  For consolidated financial statements for the three months ended March 31, 2014, please see the accompanying tables on pages 6-8.

Three Months Ended
March 31, 2014
(unaudited)
(in thousands)

Oil, natural gas and natural gas liquids sales	$31,619
Loss on commodity derivative instruments, net	$(5,622)
Total revenues	$26,028
Lease operating expense	$5,835
Production and ad valorem taxes	$2,400
General and administrative expense	$3,182
Interest expense	$2,541
Net income	$2,694
Net income available to unitholders	$2,694
Net income per limited partner unit	$0.10

Capital expenditures	$6,803
Adjusted EBITDA (1)	$21,041
Distributable cash flow (1)	$13,353

Cash Distribution - common unitholders	$9,786
Cash Distribution - all unitholders	$13,106
Distribution coverage ratio - common unitholders (2)	1.36
Distribution coverage ratio - all unitholders (2)	1.02

(1)         See commodity derivative settlements on page 5.

(2)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 9.

Three Months Ended
March 31, 2014

Average net production (Boe/d)	6,367
Average unit costs per Boe:
Lease operating expense	$10.18
Production and ad valorem taxes	$4.19
General and administrative expense	$5.55

LRR Energy’s average net production of 6,367 Boe/d for the quarter was negatively impacted by flaring at the Red Lake field of approximately 75 Boe/d and by the winter storms and other delays of approximately 100 Boe/d.  At the Red Lake field, LRR Energy is currently flaring approximately 15 Boe/d due to third-party plant compression limits. LRR Energy’s April 2014 average net production through April 25, 2014 was approximately 6,700 Boe/d.

Recent Events

As of April 30, 2014, LRR Energy had $200 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $50 million of available borrowing capacity under its revolving credit facility. Management believes cash flow from operations, the capacity under the revolving credit facility and the proceeds from its current At-the-Market Offering Program (the “ATM Program”) will provide ample financial flexibility to execute its 2014 capital program and distribution strategy.

On April 17, 2014, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the first quarter of 2014 of $0.4925 per outstanding unit, or $1.97 on an annualized basis.  The distribution will be paid on May 15, 2014 to all unitholders of record as of the close of business on April 30, 2014.

LRR Energy’s board of directors has confirmed that the financial tests required for conversion of one-third of its outstanding subordinated units into common units have been satisfied. Accordingly, 2,240,000 subordinated units will convert on a one-for-one basis into common units effective May 16, 2014, the day after LRR Energy pays its first quarter 2014 distribution to its unitholders. The conversion of the subordinated units will not impact the amount of cash distributions paid by LRR Energy.

Commodity Derivative Contracts

As of March 31, 2014, LRR Energy had the following outstanding derivative contracts.

	Index	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	4,498,497	5,500,236	5,433,888	5,045,760
Weighted average price		$5.52	$5.72	$4.29	$4.61

Basis swaps (MMBTUs)	NYMEX	4,347,809	5,326,559	2,877,047	—
Weighted average price		$(0.1526)	$(0.1661)	$(0.1115)	$—

	Index	2014	2015	2016	2017
Oil positions
Price swaps (BBLs)	NYMEX-WTI	532,922	561,833	397,488	198,744
Weighted average price		$95.77	$93.16	$86.02	$85.75

Basis swaps (BBLs)	Argus-	300,390	—	—	—
Weighted average price	Midland-Cushing	$(1.00)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	183,785	147,823	—	—
Weighted average price		$34.36	$34.50	$—	$—

Subsequent to March 31, 2014, LRR Energy acquired the following commodity hedges.

	Index	2014	2015

Oil positions
Price swaps (BBLs)	NYMEX-WTI	11,447	6,684
Weighted average price		$97.33	$92.55

NGL positions
Price swaps (BBLs)	Mont Belvieu	30,624	88,326
Weighted average price		$37.00	$34.38

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than May 12, 2014.  The 10-Q will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Friday, May 2, 2014, at 11:30 a.m. eastern time (10:30 a.m. central time) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 24933493).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through May 15, 2014. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 24933493).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results and future events could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2013 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Angelique Brou

Financial Reporting Manager

(713) 345-2145

abrou@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

(unaudited)

	Three Months Ended March 31,
	2014	2013
Production:
Oil (MBbls)	218	188
Natural gas (MMcf)	1,622	1,808
NGLs (MBbls)	85	72
Total (MBoe)	573	561
Average net production (Boe/d)	6,367	6,233

Average sales price:
Oil (per Bbl):
Sales price	$92.46	$82.25
Effect of settled commodity derivative instruments	(0.79)	1.26
Realized sales price	$91.67	$83.51

Natural gas (per Mcf):
Sales price	$4.99	$3.36
Effect of settled commodity derivative instruments	0.53	1.95
Realized sales price	$5.52	$5.31

NGLs (per Bbl):
Sales price	$39.58	$31.04
Effect of settled commodity derivative instruments	(3.78)	4.71
Realized sales price	$35.80	$35.75

Average unit costs per Boe:
Lease operating expenses	$10.18	$12.11
Production and ad valorem taxes	$4.19	$3.29
General and administrative expenses	$5.55	$6.11
Depletion and depreciation	$14.76	$18.01

Derivative instrument settlements and amortization (in thousands):
Commodity	$366	$4,105
Interest rate	$(200)	$(174)

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues:
Oil sales	$20,156	$15,463
Natural gas sales	8,099	6,080
Natural gas liquids sales	3,364	2,235
Loss on commodity derivative instruments, net	(5,622)	(6,067)
Other income	31	69
Total revenues	26,028	17,780

Operating Expenses:
Lease operating expense	5,835	6,797
Production and ad valorem taxes	2,400	1,846
Depletion and depreciation	8,465	10,110
Accretion expense	503	470
Loss (gain) on settlement of asset retirement obligations	40	(25)
General and administrative expense	3,182	3,429
Total operating expenses	20,425	22,627

Operating income (loss)	5,603	(4,847)

Other income (expense), net
Interest expense	(2,541)	(2,265)
(Loss) gain on interest rate derivative instruments, net	(294)	115
Other income (expense), net	(2,835)	(2,150)

Income (loss) before taxes	2,768	(6,997)
Income tax expense	(74)	(5)
Net income (loss)	2,694	(7,002)
Net income attributable to predecessor operations	—	(448)
Net income (loss) available to unitholders	$2,694	$(7,450)

Computation of net income (loss) per limited partner unit:

General partner’s interest in net income (loss)	$3	$(7)

Limited partners’ interest in net income (loss)	$2,691	$(7,443)

Net income (loss) per limited partner unit (basic and diluted)	$0.10	$(0.32)

Weighted average number of limited partner units outstanding	26,342	22,923

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,694	$(7,002)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion and depreciation	8,465	10,110
Accretion expense	503	470
Amortization of equity awards	285	115
Amortization of derivative contracts	157	247
Amortization of deferred financing costs and other	102	81
Loss (gain) on settlement of asset retirement obligations	40	(25)
Changes in operating assets and liabilities:
Change in receivables	(996)	(437)
Change in prepaid expenses	377	29
Change in derivative assets and liabilities	6,082	9,883
Change in amounts due to/from affiliates	(4,412)	(4,777)
Change in accrued liabilities and deferred tax liabilities	2,829	2,457
Net cash provided by operating activities	16,126	11,151

CASH FLOWS FROM INVESTING ACTIVITIES
Development of oil and natural gas properties	(6,803)	(4,387)
Disposition of oil and natural gas properties	65	—
Net cash used in investing activities	(6,738)	(4,387)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	10,000	29,000
Principal payments on revolving credit facility	(10,000)	(22,000)
Equity offering, net of expenses	4,237	59,583
Distributions	(12,884)	(10,785)
Distribution to Lime Rock Resources	—	(22,086)
Contribution to Lime Rock Resources	—	(734)
Net cash (used in) provided by financing activities	(8,647)	32,978

NET INCREASE IN CASH AND CASH EQUIVALENTS	741	39,742

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,417	3,467

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,158	$43,209

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	$3,797	$3,885
Asset retirement obligations	(128)	(167)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$5,158	$4,417
Accounts receivable	10,863	9,867
Commodity derivative instruments	8,171	9,726
Due from affiliates	4,157	—
Prepaid expenses	1,208	1,603
Total current assets	29,557	25,613
Property and equipment (successful efforts method)	887,605	876,674
Accumulated depletion, depreciation and impairment	(440,373)	(431,837)
Total property and equipment, net	447,232	444,837
Commodity derivative instruments	12,563	16,746
Deferred financing costs, net of accumulated amortization and other	1,066	1,154
TOTAL ASSETS	$490,418	$488,350
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$5,098	$2,300
Accrued capital cost	6,691	2,574
Due to affiliates	—	255
Commodity derivative instruments	2,786	2,217
Interest rate derivative instruments	933	648
Asset retirement obligations	495	488
Total current liabilities	16,003	8,482
Long-term liabilities:
Commodity derivative instruments	11	174
Interest rate derivative instruments	1,362	1,554
Term loan	50,000	50,000
Revolving credit facility	200,000	200,000
Asset retirement obligations	36,377	35,838
Deferred tax liabilities	75	44
Total long-term liabilities	287,825	287,610
Total liabilities	303,828	296,092
Unitholders’ Equity:
General partner (22,400 units issued and outstanding as of March 31, 2014 and December 31, 2013)	295	303
Public common unitholders (17,962,646 units issued and outstanding as of March 31, 2014 and 17,710,334 units issued and outstanding as of December 31, 2013)	178,968	181,290
Affiliated common unitholders (1,849,600 units issued and outstanding as of March 31, 2014 and December 31, 2013)	1,366	2,093
Subordinated unitholders (6,720,000 units issued and outstanding as of March 31, 2014 and December 31, 2013)	5,961	8,572
Total Unitholders’ Equity	186,590	192,258
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$490,418	$488,350

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income (loss) plus or minus income tax expense; interest expense-net, including (loss) gain on interest rate derivative contracts, net; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; loss (gain) on settlement of asset retirement obligations; loss on commodity derivative contracts, net; commodity derivative instrument settlements and amortization; amortization of derivative contracts; impairment of oil and natural gas properties; and other non-recurring items that LRR Energy deems appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less cash income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common, subordinated and general partner units.

Adjusted EBITDA is used as a supplemental financial measure by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess LRR Energy’s financial performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis and the ability of its assets to generate sufficient cash flow to make distributions to LRR Energy’s unitholders.

Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to compare basic cash flows generated by us (prior to the establishment of any retained cash reserve by our general partner) to the cash distributions we expect to pay our unitholders.  Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are also important financial measures for our unitholders as they serve as indicators of our success in providing a cash return on investment.  Specifically, these metrics indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates.  Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are quantitative standards used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the yield is based on the amount of cash distributions the entity pays to a unitholder compared to the unit price.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders to net income (loss), LRR Energy’s most directly comparable GAAP financial performance measure, for the three months ended March 31, 2014 and 2013.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014		2013

Net income (loss)	$2,694		$(7,002)
Income tax expense	74		5
Interest expense-net, including (loss) gain on interest rate derivative instruments, net	2,835		2,150
Depletion and depreciation	8,465		10,110
Accretion of asset retirement obligations	503		470
Amortization of equity awards	285		115
Loss (gain) on settlement of asset retirement obligations	40		(25)
Loss on commodity derivative instruments, net	5,622		6,067
Commodity derivative instrument settlements and amortization	366		4,105
Amortization of derivative contracts	157		247
Impairment of oil and natural gas properties	—		—
Adjusted EBITDA	$21,041		$16,242

Adjusted EBITDA	21,041		16,242
Cash income tax expense	(44)		(5)
Cash interest expense	(2,644)		(2,302)
Estimated maintenance capital (1)	(5,000)		(5,075)
Distributable Cash Flow	$13,353		$8,860

Cash distribution - common unitholders	$9,786		$9,384
Cash distribution - all unitholders	$13,106		$12,637
Distribution Coverage Ratio - common unitholders	1.36	x	0.94	x
Distribution Coverage Ratio - all unitholders	1.02	x	0.70	x

(1)         Amount represents pro-rated capital for the period. Estimated maintenance capital expenditures as defined by our partnership agreement represent our estimate of the amount of capital required on average per year to maintain our production over the long term.